REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made and entered into this ____ day of January, 1997, by and between CERPROBE CORPORATION, a Delaware corporation ("Cerprobe"), and WILLIAM E. MAYER AND CAROL MAYER, husband and wife (jointly and severally, "Shareholder").

                                    RECITALS

         A. The Common Stock (as hereinafter defined) of Cerprobe is quoted on The Nasdaq National Market System.

         B. Cerprobe, EMI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cerprobe ("Acquisition"), Silicon Valley Test & Repair, Inc., a California corporation ("Company"), and Shareholder are parties to that certain Agreement of Merger and Plan of Reorganization, dated the date hereof, providing for, among other things, the merger (the "Merger") of Company into Acquisition (the "Agreement of Merger").

         C. Article III of the Agreement of Merger provides that upon the Merger occurring, Shareholder is to receive certain shares of the Common Stock of Cerprobe. Article IV of the Agreement of Merger provides that Shareholder may receive additional shares of the Common Stock of Cerprobe if certain conditions are satisfied. The shares of Common Stock of Cerprobe that Shareholder receives pursuant to Article III of the Agreement of Merger, and the shares of Common Stock of Cerprobe that Shareholder may receive pursuant to Article IV of the Agreement of Merger are collectively referred to as the "Shares."

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Piggyback Registrations.

                  (a) If Cerprobe undertakes to file with the United States Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the sale of shares of the common stock, par value $.05 per share, of Cerprobe (the "Common Stock") for the account of any holder of Common Stock other than: (i) Shareholder; or (ii) for the account of Cerprobe, and other than a registration: (aa) on Form S-4; (bb) in connection with a Rule 145 transaction; (cc) on Form S-8; or (dd) any other appropriate form or any successor or other comparable form, then on each such occasion Cerprobe shall give
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Shareholder  at least  fifteen  (15) days prior  written  notice of the  initial filing of the Registration Statement (the "Filing Notice").

         If Shareholder desires to have any of the Shares registered in the Registration Statement, then Shareholder shall notify Cerprobe in writing of Shareholder's desire and deliver such written notice to Cerprobe within ten (10) days of receiving the Filing Notice from Cerprobe. If Shareholder timely notifies Cerprobe of Shareholder's desire to register the Shares for sale, then Cerprobe, with the consent and the approval of the underwriters selected by Cerprobe to assist Cerprobe in the offering covered by the Registration Statement (such consent and approval to be in the sole discretion of such underwriters), shall include in that Registration Statement, on the same terms and conditions (except as otherwise provided in this Agreement) as the other
Common Stock to be offered for sale pursuant to the Registration Statement (except as otherwise provided in this Agreement), the following number of the Shares, or such smaller number of the Shares as Shareholder shall elect to have registered:

                                          B
                                     A x ---
                                          C

Where A equals the total number of Shares acquired by Shareholder pursuant to the Agreement of Merger that are held of record by Shareholder on the date of the Filing Notice; and

Where B equals the number of shares of Common Stock being registered for the person, firm or entity (other than Cerprobe) for whom the largest percentage of shares of Common Stock held by him, her or it is being registered; and

Where C equals the total number of shares of Common Stock held by such person, firm or entity.

                  (b) Notwithstanding any other provisions of this Section 1, if the underwriters selected by Cerprobe advise Cerprobe that, in the sole discretion of such underwriters, marketing factors require a limitation on the number of shares to be underwritten, then Cerprobe may exclude all or any portion of the shares of Common Stock or Shareholder's Shares to be registered by the holders thereof (other than by Cerprobe) or limit the number of such shares or Shareholder's Shares to be included. Any such reduction shall, to the extent reasonably practicable, be allocated among such holders, including Shareholder, pro rata on the basis of the number of shares requested for inclusion in the Registration Statement.

                  (c) All brokerage fees, discounts and commissions in respect of the registration of the Shares or any portion thereof under this Agreement and applicable transfer taxes payable upon the sale of the Shares so registered, in connection with the registration of the Shares or any portion thereof under this Agreement shall be paid and borne by Cerprobe to the extent paid and borne by Cerprobe for any other shareholder (other than Cerprobe) selling Common Stock under the Registration Statement, otherwise such fees, discounts and commissions shall be paid and
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borne  by  Shareholder.  Any  counsel  fees or  disbursements  for  counsel  for
Shareholder and any out-of-pocket expenses otherwise incurred by Shareholder shall be paid and borne by Shareholder.

                  (d) If any piggyback registration of Cerprobe's Common Stock in which Shareholder elects to participate under this Agreement is to be an underwritten offering, the selection of underwriters, investment banker(s) and manager(s) for the offering shall be solely at the discretion of the Board of Directors of Cerprobe.

         2. Lock-up Agreements. If any portion of Shareholder's Shares is registered in the Registration Statement (the "Registration"), then Shareholder shall not, unless the underwriters selected by Cerprobe otherwise agree in writing, effect any public sale or distribution of any other equity securities of Cerprobe, or any securities convertible into or exchangeable or exercisable for those securities, during the period commencing on the filing date of the Registration Statement with the SEC, and ending one hundred eighty (180) days after the effective date of any such Registration, or such longer period as the other selling shareholders (other than Cerprobe) may agree.

         3. Registration Procedures. Whenever Shareholder has requested that the Shares, or any portion thereof, subject to this Agreement be registered pursuant to this Agreement, Cerprobe will use its reasonable efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto Cerprobe will:

                  (a) prepare and file with the SEC a Registration Statement with respect to such Shares and use its reasonable efforts to cause the Registration Statement to become effective; provided, however, Cerprobe shall have the sole right and discretion to withdraw or terminate any Registration;

                  (b) furnish to Shareholder such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) in order to facilitate the disposition of such Shares owned by Shareholder; and

                  (c) provide or continue to provide a transfer agent and registrar for such Shares not later than the effective date of the Registration Statement.

         4. Registration Expenses. Except as otherwise set forth in this Agreement, all expenses incident to Cerprobe's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Cerprobe and all independent certified public accountants of Cerprobe, underwriters (excluding brokerage fees, discounts and commissions) and other persons retained by Cerprobe will be borne by Cerprobe.
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
         5. Agreement to Cooperate. With respect to any Registration in which Shareholder elects to participate, Shareholder agrees to cooperate fully with Cerprobe in effecting the registration and qualification of the shares of Common Stock and Shareholder's Shares and of such distribution of the shares of Common Stock and Shareholder's Shares.

         6. Participation in Underwritten Registrations. Shareholder may participate in any Registration pursuant to this Agreement which is underwritten only if Shareholder (a) agrees to sell his Shares being registered on the basis provided in any underwriting arrangements approved by the Board of Directors of Cerprobe, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         7. Termination of Company Obligations. Cerprobe's obligations under this Agreement to register the Shares or any portion thereof shall terminate upon the earlier of (i) receipt by Cerprobe of an opinion from its counsel that registration is not required under the 1933 Act in order for Shareholder to publicly sell any of the Shares; (ii) receipt by Shareholder from the SEC of a "no-action" letter to the effect that the staff of the SEC will not recommend that the SEC institute action against Shareholder in connection with the proposed sale of the Shares, or any portion thereof; or (iii) January 15, 2000.

         8. Miscellaneous.

                  (a) Successors and Assigns. All covenants and agreements in this Agreement made by or on behalf of Cerprobe shall inure to the benefit of Shareholder, his heirs, estate and personal representatives, but shall not inure to or benefit any assignee of Shareholder or any successor in interest of Shareholder to any shares of the Common Stock, except as permitted in this
Section 8(a), without the prior written consent of Cerprobe exercised in its sole discretion.

                  (b) Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                           If to Shareholder:
                           ------------------

                                    William E. Mayer
                                    6519 Old Meadow Court
                                    San Jose, California 95135
                                    FAX:    408-270-6957
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
                                    With copies to:

                                            Richard G. Burt, Esq.
                                            Ten Almaden Blvd., 11th Floor
                                            San Jose, California  95113
                                            FAX: 408-286-7342

                                            Martin A. Snitow, Esq.
                                            5300 Stevens Creek Blvd., Suite 300
                                            San Jose, California 95129-1091
                                            FAX: 408-985-7595


                           If to Cerprobe:

                                    Cerprobe Corporation
                                    600 South Rockford Drive
                                    Tempe, Arizona  85281
                                    Attention:  C. Zane Close
                                    FAX:    602-967-4636


                                    With a copy to:

                                            O'Connor, Cavanagh, Anderson,
                                            Killingsworth & Beshears, P.A.
                                            One E. Camelback Road, Suite 1100
                                            Phoenix, Arizona 85012-1656
                                            Attention:  John B. Furman, Esq.
                                            FAX:  602-263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the registration of the Shares and shall be binding upon and inure to the benefit of the parties hereto and, except as provided above, their respective legal representatives, successors and permitted assigns. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

                  (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.
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
                  (e) Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                  (f) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE IN THAT STATE.

                  (g) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

                  (h) Attorneys' Fees. If any action is brought to enforce this Agreement or to collect damages as a result of a breach of any its provisions, the prevailing party shall also be entitled to collect its reasonable attorneys' fees and costs incurred in such action, which costs can include the reasonable costs of investigation, expert witnesses and the costs in enforcing or collecting any judgment rendered, all as determined and awarded by the Court.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDER:                                CERPROBE CORPORATION


----------------------------       By:
William E. Mayer                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Its:
                                        -------------------------------------


---------------------------
Carol Mayer
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